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                                                                     Exhibit [j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 12, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Reports to Shareholders of Schwab 1000 Fund, Schwab International Index Fund, Schwab Small-Cap Index Fund, Schwab MarketTrack Growth Portfolio, Schwab MarketTrack Balanced Portfolio, Schwab MarketTrack Conservative Portfolio, Schwab MarketTrack All Equity Portfolio, Schwab S&P 500 Fund, Schwab Analytics Fund, Schwab Total Stock Market Index Fund, Schwab MarketManager International, Schwab MarketManager Growth Portfolio, Schwab MarketManager Balanced Portfolio, Schwab MarketManager Small Cap Portfolio, Schwab Institutional Select S&P 500 Fund, Schwab Institutional Select Large-Cap Value Index Fund, Schwab Institutional Select Small-Cap Value Index Fund, Communications Focus Fund, Financial Services Focus Fund, Health Care Focus Fund, and Technology Focus Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 21, 2001